UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

Topgolf Callaway Brands Corp.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

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Online
Before the Meeting - Go to www.investorvote.com/MODG or scan the QR code – login details are located in the shaded bar below.
During the Meeting - Go to
www.meetnow.global/MDMMD47 You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand and follow the instructions.

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the

Topgolf Callaway Brands Corp. Shareholder Meeting to be Held on June 6, 2023, at 10:00 a.m. Eastern Time

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholder meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Annual Report and Proxy Statement to shareholders are available at:

www.allianceproxy.com/topgolfcallawaybrands/2023

Easy Online Access – View your proxy materials and vote.
Step 1: Go to www.investorvote.com/MODG.
Step 2: Click on the icon on the right to view meeting materials.
Step 3: Return to the investorvote.com/MODG window and follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 23, 2023 to facilitate timely delivery.

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Shareholder Meeting Notice

The 2023 Annual Meeting of Shareholders of Topgolf Callaway Brands Corp. will be held on Tuesday, June 6, 2023, at 10:00 A.M. Eastern Time, virtually via the Internet at www.meetnow.global/MDMMD47. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all the nominees listed below, FOR Proposals 2 and 3, and for 1 YEAR on Proposal 4.

1. Election of Directors.

01 - Oliver G. Brewer III 02 - Erik J Anderson 03 - Laura J. Flanagan 04 - Russell L. Fleischer

05 - Bavan M. Holloway 06 - John F. Lundgren 07 - Scott M. Marimow 08 - Adebayo O. Ogunlesi

09 - Varsha R. Rao 10 - Linda B. Segre 11 - Anthony S. Thornley 12 - C. Matthew Turney

2. To ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023
3. To approve, on an advisory basis, the compensation of the Company’s named executive officers
4. To approve, on an advisory basis, the frequency of future shareholder votes to approve the compensation of the Company’s named executive officers

In their discretion, Brian P. Lynch and Heather McAllister, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– Internet - Go to www.investorvote.com/MODG

– Phone - Call us free of charge at 1-866-641-4276.

–   Email - Send an email to investorvote@computershare.com with “Proxy Materials Topgolf Callaway Brands Corp.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 23, 2023.